	One Arin Park	Phone 732-671-2244
Certified Public Accountants	1715 Highway 35
& Managemnt Consultants	Middletown, NJ 07748

March 1, 2013

Mr. Chris Angle
Classic Rules Judo Championships, Inc.
100 Research Drive, Suite 16
Stamford, CT 06906

Dear Mr. Angle,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of  Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Classic Rules Judo Championships, Inc. (Commission File Number 000-1445831) and Meyler, independent registered public accounting firm, has ceased effective March 1, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc: PCAOB Letter File
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561